                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                February 14, 2001
                                -----------------
                Date of Report (Date of earliest event reported)


                          NHANCEMENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)


           Delaware                   0-21999                84-1360852
           --------                   -------                ----------
        (State or Other           (Commission File          (IRS Employer
        Jurisdiction of                Number)            Identification No.)
         Incorporation)

                                6663 Owens Drive
                          Pleasanton, California 94588
                          ----------------------------
          (Address of principal executive offices, including zip code)

                                 (925) 251-3333

              (Registrant's telephone number, including area code)

         The undersigned Registrant amends Item 7 of the Current Report on Form 8-K dated February 7, 2000, as amended by Form 8-K/A filed on February 15, 2000, to supplement the information in that Item as follows.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         The Registrant is filing this amendment for the purpose of providing financial statements and pro forma financial information with respect to its acquisition of Trimark Incorporated, a California corporation doing business as Triad Marketing.

         (a)      Financial Statements of Business Acquired

                                                                                  Page No.
                                                                              ------------------
                  Report of Independent Accountants                                   3
                  Balance Sheet                                                       4
                  Statement of Operations and Accumulated
                    Deficit                                                           5
                  Statement of Cash Flows                                             6
                  Notes to Financial Statements                                       7


         (b)      Pro Forma Financial Information

                                                                                  Page No.
                                                                              ------------------
                   Pro Forma Condensed Consolidated Financial
                    Information (unaudited)                                          13
                   Pro Forma Condensed Combined Statement of
                     Operations for the year ended
                     September 30,1999 (unaudited)                                   14
                   Pro Forma Condensed Combined Statement of
                    Operations for the three month period
                    ended December 31, 1999 (unaudited)                              15
                   Notes to Pro Forma Condensed Combined
                    Financial Information (unaudited)                                16

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Trimark, Inc.


         In our opinion, the accompanying balance sheet and the related statement of operations and accumulated deficit and of cash flows present fairly, in all material respects, the financial position of Trimark, Inc. at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.




PricewaterhouseCoopers LLP

San Jose, California
February 2, 2001

                                  TRIMARK, INC.
                                  BALANCE SHEET

                                                                                                   DECEMBER 31,
                                                                                                       1999
                                                                                                  ----------------
ASSETS
Current assets:
    Cash and cash equivalents                                                                         $    70,000
    Accounts receivable                                                                                   127,000
    Deferred costs                                                                                         12,000
                                                                                                  ----------------
        Total current assets                                                                              209,000

Property and equipment, net                                                                                31,000
                                                                                                  ----------------

        Total assets                                                                                  $   240,000
                                                                                                  ================

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
    Notes payable, current portion                                                                    $   219,000
    Accounts payable                                                                                      134,000
    Accrued liabilities                                                                                    75,000
    Deferred revenue                                                                                      547,000
                                                                                                  ----------------
        Total current liabilities                                                                         975,000

Notes payable, less current portion                                                                       123,000
                                                                                                  ----------------
                                                                                                        1,098,000
                                                                                                  ----------------

Commitments (Note 6)

Shareholders' deficit:
    Common Stock:  $1.00 par value; 1,000,000 shares
      authorized; 1,000 shares issued and outstanding                                                       1,000
    Accumulated deficit                                                                                  (859,000)
                                                                                                  ----------------
        Total shareholders' deficit                                                                      (858,000)
                                                                                                  ----------------

        Total liabilities and shareholders' deficit                                                   $   240,000
                                                                                                  ================

   The accompanying notes are an integral part of these financial statements.

                                  TRIMARK, INC.
                 STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                                                    YEAR ENDED
                                                                                                   DECEMBER 31,
                                                                                                       1999
                                                                                                  ----------------
Net revenues                                                                                         $  1,776,000

Cost of net revenues                                                                                      947,000
                                                                                                  ----------------

Gross profit                                                                                              829,000
                                                                                                  ----------------

Operating expenses:
    Selling, general and administrative                                                                   904,000
    Research and development                                                                              125,000
                                                                                                  ----------------
        Total operating expenses                                                                        1,029,000
                                                                                                  ----------------

Loss from operations                                                                                     (200,000)

Interest expense                                                                                          (37,000)
                                                                                                  ----------------

Net loss                                                                                                 (237,000)
Accumulated deficit, January 1, 1999                                                                     (622,000)
                                                                                                  ----------------

Accumulated deficit, December 31, 1999                                                                $  (859,000)
                                                                                                  ================

   The accompanying notes are an integral part of these financial statements.

                                  TRIMARK, INC.
                             STATEMENT OF CASH FLOWS

                                                                                                    YEARS ENDED
                                                                                                   DECEMBER 31,
                                                                                                       1999
                                                                                                  ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                                          $  (237,000)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
        Provision for doubtful accounts                                                                     5,000
        Depreciation and amortization                                                                      13,000
        Changes in current assets and liabilities:
           Accounts receivable                                                                            (14,000)
           Deferred costs                                                                                 (10,000)
           Accounts payable                                                                                48,000
           Accrued liabilities                                                                              5,000
           Deferred revenue                                                                               191,000
                                                                                                  ----------------
               Net cash provided by operating activities                                                    1,000
                                                                                                  ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                                                                    (22,000)
                                                                                                  ----------------
               Net cash used in investing activities                                                      (22,000)
                                                                                                  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayment of notes payable                                                                           (227,000)
    Proceeds from notes payable                                                                           286,000
                                                                                                  ----------------
               Net cash provided by financing activities                                                   59,000
                                                                                                  ----------------

Net increase in cash and cash equivalents                                                                  38,000

Cash and cash equivalents at beginning of year                                                             32,000
                                                                                                  ----------------

Cash and cash equivalents at end of year                                                               $   70,000
                                                                                                  ================

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid for interest                                                                             $   37,000
                                                                                                  ================

   The accompanying notes are an integral part of these financial statements.

                                  TRIMARK, INC.
                          Notes to Financial Statements

NOTE 1 - NATURE OF THE BUSINESS:

       Trimark, Inc., doing business as Triad Marketing ("Triad" or the "Company"), was founded in California in 1989 and incorporated in 1993. Triad licenses its software and offers consulting support, creative advertising, graphic design and project management services to credit unions, based on Marketing Customer Information File ("MCIF") systems. Using its software and analytical approach, Triad provides monthly, bimonthly or quarterly conversion of customer records into household-product relationships and overall product profitability reports and graphs to these credit unions. These services are supported by Triad's self developed on-desk Navigator Decision System-TM-software, which is licensed to its customers.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

       The Company mainly derives revenues from its MCIF Service Bureau under agreements with its customers that have terms from one to three years. Under these arrangements, the Company provides a variety of one time and continuing consulting services to its customers and licenses its software, including providing ongoing customer support and updates and enhancements to the software over the contract term. Fees under these agreements are generally due at the beginning of each year, or on a quarterly basis. Fees for one-time services, which are generally performed at the beginning of the contract term, are due at inception of the contract. The Company does not license its software or provide ongoing customer support and updates and enhancements on a separate basis. The Company provides marketing and consulting services under separate agreements.

       Revenue under these agreements, including fees for one time services, software licenses and customer support, are recognized ratably over the term of the related agreement, beginning when the first service has been performed, providing that the contract has been signed, the fee is fixed and determinable and collection is probable.

       Revenue for marketing services is recognized as the services are performed. Fees are generally due in three installments, with the last installment payable upon completion of the campaign.

       Revenues from consulting services outside the MCIF's Service Bureau are recognized when the services are performed.

       At December 31, 1999, deferred revenue consists of the pro-rata portion of fees collected for MCIF Service Bureau agreements attributable to remaining contract terms and installment payments collected for marketing services not completed.

CASH EQUIVALENTS

       The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions. At December 31, 1999, the Company held no cash equivalents and its cash consisted of demand deposit accounts.

                                  TRIMARK, INC.
                          Notes to Financial Statements
                                   (continued)

FINANCIAL INSTRUMENTS

       The carrying amount of certain of the Company's financial instruments including accounts receivable, accounts payable and accrued liabilities approximate fair value due to their short maturities. The carrying amounts of its notes payable approximates fair value based on the terms of similar borrowing arrangements available to the Company.

CONCENTRATION OF CREDIT RISK

       Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company's accounts receivable are derived from revenue earned from credit unions located in the United States. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral from its customers. At December 31, 1999, three credit unions accounted for 14%, 12% and 10% of total accounts receivable.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS

       Costs related to the research and development of software are charged to research and development costs as incurred. After technological feasibility is established, material software development costs are capitalized. Software development costs are capitalized beginning when a product's technological feasibility has been established, which to date has been when the Company has a working model of the software, and ending, when a product is available for general release to customers. Substantially all development costs are incurred prior to establishing a working model. As a result, the Company has not capitalized any software development costs since such costs have not been significant.

PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost. Depreciation is computed using the double-declining method over the estimated useful lives of the assets, generally 3 to 7 years.

       The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, or whenever management has committed to a plan to dispose of the assets. Such assets are carried at the lower of depreciated cost or fair market value as estimated by management based on appraisals, current market value, and comparable sales value, as appropriate. Recoverability of an asset is measured by comparison of its carrying amount to future net cash flows that the asset is expected to generate. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future cash flows arising from the assets.

INTERNAL USE SOFTWARE COSTS

       Effective January 1, 1999, the Company adopted Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Through December 31, 1999, the Company capitalized all required costs under the provisions of this standard.

START-UP COSTS

       Effective January 1, 1999, the Company adopted the provisions of Statement of Position 98-5, or SOP 98-5, "Reporting on the Costs of Start-Up Activities." The adoption of SOP 98-5 had no impact on the Company's financial statements as the Company has expensed all costs of start-up activities and organizational costs as incurred.

SEGMENTS

       Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 131, or SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." The Company operates in one disclosable segment, using one measurement of profitability for its business. All long-lived assets are maintained in the United States.

                                  TRIMARK, INC.
                          Notes to Financial Statements
                                   (continued)

COMPREHENSIVE LOSS

       Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources and does not differ from net loss for the year ended December 31, 1999.

RECENT ACCOUNTING PRONOUNCEMENTS

       In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, or SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes new standards of accounting and reporting for derivative instruments and hedging activities. SFAS 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that the corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. In July, 1999, the FASB issued SFAS No. 137, or "SFAS 137," "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No. 133" and in June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments - an amendment of SFAS No. 133, or SFAS 138." SFAS 137 deferred the effective date of SFAS 133 and SFAS 138 until the first fiscal quarter beginning after June 15, 2000. The Company does not currently hold derivative instruments or engage in hedging activities. The Company currently anticipates that there will be no significant impact on the Company's financial position or results of operations for the implementation of requirements of SFAS 133 and SFAS 138.

       In December 1999, SAB 101 was issued which summarizes the Securities and Exchange Commission's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company does not expect SAB 101 to have a material effect on its financial position, results of operations or cash flow.


NOTE 3 - BALANCE SHEET COMPONENTS:

                                                                                           DECEMBER 31,
                                                                                               1999
                                                                                          ----------------
ACCOUNTS RECEIVABLE, NET:
    Accounts receivable                                                                       $   132,000
    Less:  Allowance for doubtful accounts                                                         (5,000)
                                                                                          ----------------

                                                                                              $   127,000
                                                                                          ================

PROPERTY AND EQUIPMENT, NET:
    Computer equipment                                                                        $   136,000
    Furniture and fixtures                                                                         20,000
                                                                                          ----------------
                                                                                                  156,000
    Less:  Accumulated depreciation and amortization                                             (125,000)
                                                                                          ----------------

                                                                                               $   31,000
                                                                                          ================


       Depreciation expense was $13,000 for 1999.

                                  TRIMARK, INC.
                          Notes to Financial Statements
                                   (continued)

NOTE 4 - NOTES PAYABLE:

       At December 31, 1999, notes payable consist of the following:

Bank line of credit                                                                           $   121,000
Installment note payable                                                                          155,000
Notes payable to officers                                                                          65,000
                                                                                          ----------------
                                                                                                  341,000
Less:  Current portion                                                                           (219,000)
                                                                                          ----------------

                                                                                              $   123,000
                                                                                          ================

       The bank line of credit, which provides for borrowings of up to $ 125,000 is collateralized by the Company's eligible accounts receivable, expires in May 2000 and bears interest at a rate of 1.5% above the bank's prime annual rate (9.25 % at December 31, 1999).

       The installment note payable, which is due to the same bank as the line of credit bears interest at 2% above the bank's annual prime interest rate (9.75% at December 31, 1999), is repayable in equal installments until December 2005 and is collateralized by a deed of trust on real estate property owned by the president and the vice president of the Company.

       The notes payable to officers are payable to the president and the vice president of the Company in amounts of $16,000 and $49,000, respectively, and bear interest at 22.98% and 10.25% annually, respectively, and are re-payable in 12 equal payments. During 1999, interest of $ 10,000 was paid to the officers.

       Principal payments under notes payable are as follows:

YEAR ENDING
DECEMBER 31,
------------
2000                                                                                          $   213,000
2001                                                                                               21,000
2002                                                                                               23,000
2003                                                                                               25,000
2004                                                                                               28,000
Thereafter                                                                                         31,000
                                                                                          ----------------
                                                                                              $   341,000
                                                                                          ================

                                  TRIMARK, INC.
                          Notes to Financial Statements
                                   (continued)

NOTE 5 - INCOME TAXES:

       The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities are as follows:

                                                                                           DECEMBER 31,
                                                                                               1999
                                                                                          ----------------
DEFERRED TAX ASSETS:
    Net operating loss carryforwards                                                           $   31,000
    Deferred revenue                                                                              218,000
                                                                                          ----------------
                                                                                                  249,000
                                                                                          ----------------

DEFERRED TAX LIABILITIES:
    Deferred costs                                                                                 (5,000)
                                                                                          ----------------

    Net deferred tax assets                                                                       244,000
                                                                                          ----------------
        Valuation allowance                                                                      (244,000)
                                                                                          ----------------

                                                                                                $       -
                                                                                          ================

       The valuation allowance increased by $69,000 for 1999.

       Due to the uncertainty surrounding the realization of the favorable tax attributes in future tax returns, the Company has placed a valuation allowance against its deferred tax assets. At such time as it is determined that it is more likely than not that the deferred tax assets are realizable, the valuation allowance will be reduced.

       The principal items accounting for the difference between income tax benefit at the U.S. statutory rate and the provision for income taxes reflected in the statement of operations are as follows:

                                                                                               1999
                                                                                          ---------------
Federal statutory rate                                                                                34 %
State taxes                                                                                            5
Net operating losses and tax credits not benefited                                                   (39)
                                                                                          ---------------

                                                                                                       - %
                                                                                          ===============

       At December 31, 1999, the Company had approximately $83,000 of federal and $28,000 of state net operating loss carryforwards available to offset future taxable income which expire in varying amounts beginning in 2012 for federal and 2004 for state net operating loss carryforwards.


NOTE 6 - COMMITMENTS:

LEASES

       The Company leases office space under a noncancelable operating lease expiring in 2003. Rent expense for 1999 was $69,000. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period and has accrued for rent expense incurred but not paid.

                                  TRIMARK, INC.
                          Notes to Financial Statements
                                   (continued)

       Future minimum lease payments under noncancelable operating leases are as follows:

YEAR ENDED                                                                                   OPERATING
DECEMBER 31,                                                                                  LEASES
-----------                                                                               ----------------
2000                                                                                           $   73,000
2001                                                                                               76,000
2002                                                                                               79,000
2003                                                                                               69,000
                                                                                          ----------------

                                                                                              $   297,000
                                                                                          ================

NOTE 7 - SUBSEQUENT EVENTS:

       On January 21, 2000, the Company entered into a Plan and Agreement of Reorganization whereby all outstanding shares of the Company where acquired by Nhancement Technologies Inc. for 750,000 shares of Common stock of Nhancement Technologies Inc. and warrants to purchase 250,000 shares of Common Stock of Nhancement Technologies Inc.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                 INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

On January 21, 2000, the Nhancement Technologies Inc. ("Nhancement" or the "Company") completed its acquisition of all of the outstanding shares of common stock of Trimark, Inc., headquartered in San Diego, California and doing business as "Triad Marketing" ("Triad") in exchange for 750,000 shares of Common Stock of the Company, and warrants to purchase 250,000 shares of the Company's Common Stock. The purchase agreement provides that in the event that the average closing price of Nhancement Common Stock for the five consecutive trading days ending on the trading day immediately prior to the first anniversary and second anniversary of the transaction's closing (the "Valuation Formula") falls below $4.00, the Triad shareholders are entitled to additional consideration either in cash or Nhancement Common Stock, at the Company's option. On the first anniversary date, Triad shareholders are entitled to additional consideration equal to one-half of the unregistered shares of the Company's Common Stock that they still own plus all of the registered shares of the Company's Common Stock that they still own, multiplied by the lesser of (i) Four Dollars ($4.00) minus the Valuation Formula, or (ii) Two Dollars Fifty Cents ($2.50). At the second anniversary date, the Triad shareholders are entitled to additional consideration of equal to 250,000 unregistered shares owned by the Triad shareholders multiplied by the lesser of (i) Four Dollars ($4.00) minus the Valuation Formula, or (ii) Two Dollars Fifty Cents ($2.50).

As the guaranteed price of $4.00 per share was in excess of the fair value of the Company's common stock two days before and after the announcement of the acquisition on December 10, 1999, the common stock issued was valued at $4.00 per share or $3,000.000. The warrants issued to purchase the Company's common stock were estimated at $460,000 using the Black-Scholes option pricing model using the following assumptions: expected volatility of 90%, weighted-average risk free interest rate of 6%, term of three years and no expected dividends. As the average closing price of Nhancement Common Stock for the five consecutive trading days ending on the trading day immediately prior to the first anniversary of the transaction's closing exceeded $ 4.00, no additional consideration was due to the former shareholders of Triad.

The unaudited pro forma condensed consolidated statement of operations of Nhancement for the year ended September 30, 1999 and for the three months period ended December 31, 1999, gives effect to the acquisition as if it had occurred on October 1, 1998. Both unaudited pro forma condensed consolidated statements of operations combine the historical statements of Nhancement and Triad for the respective periods. Triad's statement of operations for the twelve month period ended September 30, 1999 has been prepared based on its audited financial statements as of and for the year ended December 31, 1999 adjusted to include the unaudited operations for the three month period ended December 31, 1998 and to exclude the unaudited operations for the three month period ended December 31, 1999. As the balance sheet of Triad has already been included in the Company's audited consolidated balance sheet as of September 30, 2000, included on its Form 10-KSB as filed on January 12, 2001, no unaudited pro-forma balance sheet information is presented herein.


The unaudited pro forma condensed consolidated statements of operations included in this Form 8-K/A are presented for illustrative purposes only. Such information is not necessarily indicative of the operating results that would have taken place if the acquisition had been completed on October 1, 1998, nor is it indicative of the results that may be expected for future periods. The pro-forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A. The pro forma information should be read in conjunction with the accompanying notes thereto and with the historical financial statements and related notes of Nhancement included in Form 10-KSB for the year ended September 30, 1999, as well as the historical financial statements and related notes of Triad included elsewhere in this form 8-K/A.

NHANCEMENT TECHNOLOGIES INC. AND TRIMARK, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 1999
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   Nhancement
                                                   Technologies          Trimark,        Pro Forma
                                                   Inc.                  Inc.            Adjustments           Pro Forma
Net revenues                                       $           23,340    $      1,701    $              -      $      25,041

Cost of revenues                                               15,799             903                   -             16,702
                                                   -------------------   -------------   -----------------     --------------

Gross profit                                                    7,541             798                   -              8,339
                                                   -------------------   -------------   -----------------     --------------

Operating expenses
     Selling, general and adminstrative                         7,421             755                 103  (a)         8,279
     Research and Development                                       -             126                   -                126
     Restructuring charges                                        189               -                   -                189
     Goodwill amortization                                        443               -                  50  (a)           493
                                                   -------------------   -------------   -----------------     --------------
Total operating expenses                                        8,053             881                 153              9,087
                                                   -------------------   -------------   -----------------     --------------

Loss from operations                                             (512)            (84)               (153)              (749)
                                                   -------------------   -------------   -----------------     --------------

Interest expense, net                                            (306)            (57)                  -               (363)

Other income, net                                                 135               -                   -                135
                                                   -------------------   -------------   -----------------     --------------

Loss before income taxes                                         (683)           (140)               (153)              (976)
Provision for income taxes                                         34               -                   -                 34
                                                   -------------------   -------------   -----------------     --------------

Net loss                                                         (717)           (140)               (153)            (1,010)
Preferred dividend                                               (738)              -                   -               (738)
                                                   -------------------   -------------   -----------------     --------------
Net loss available to common stockholders          $           (1,455)   $       (140)   $           (153)     $      (1,748)
                                                   ===================   =============   =================     ==============


Basic and diluted net loss per share               $            (0.23)                                         $       (0.25)

Shares used in basic and diluted
net loss per share                                              6,249               -                 750 (b)          6,999

NHANCEMENT TECHNOLOGIES INC. AND TRIMARK, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTH PERIOD ENDED DECEMBER 31, 1999


                                                         Nhancement
                                                         Technologies       Trimark,        Pro Forma               Pro
                                                         Inc.               Inc.            Adjustments             Forma
Net revenues                                             $         8,341    $        456    $               -       $     8,797

Cost of revenues                                                   5,825             247                    -             6,072
                                                         ----------------   -------------   ------------------      ------------

Gross profit                                                       2,516             209                    -             2,725
                                                         ----------------   -------------   ------------------      ------------

Operating expenses
     Selling, general and adminstrative                            2,503             214                   26  (a)        2,743
     Research and development                                          -              31                    -                31
     Goodwill amortization                                           159               -                   13  (a)          172
                                                         ----------------   -------------   ------------------      ------------
Total operating expenses                                           2,662             245                   39             2,946
                                                         ----------------   -------------   ------------------      ------------

Loss from operations                                                (146)            (36)                 (39)             (221)
                                                         ----------------   -------------   ------------------      ------------

Interest expense, net                                                (78)            (14)                   -               (92)

Other expense, net                                                   (63)              -                    -               (63)
                                                         ----------------   -------------   ------------------      ------------

Loss before income taxes                                            (287)            (50)                 (39)             (376)
Provision for income taxes                                            37               -                    -                37
                                                         ----------------   -------------   ------------------      ------------

Net loss                                                            (324)            (50)                 (39)             (413)
Preferred dividend                                                    (2)              -                    -                (2)
                                                         ----------------   -------------   ------------------      ------------

Net loss available to common stockholders                $          (326)   $        (50)   $             (39)      $      (415)
                                                         ================   =============   ==================      ============

Basic and diluted net loss per share                     $         (0.04)                                           $     (0.05)

Shares used in basic and diluted
net loss per share                                                 8,189                                  750  (b)        8,939

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

1.   Basis of Presentation

The pro forma condensed combined consolidated statement of operations included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

2.   The Acquisition

The acquisition has been accounted for as a purchase, which means the purchase price was allocated to the assets acquired and liabilities assumed based on estimated fair values at the date of the acquisition. The total purchase price of $3,460,000 was allocated based on establish valuation techniques used in the software industry as follows:

                  Tangible assets, primarily
                  Cash, accounts receivable and
                  Property and equipment                               $   11,000

                  Purchased software                                    3,325,000

                  Assembled workforce                                     206,000

                  Goodwill                                                250,000

                  Liabilities assumed                                    (332,000)
                                                                       ----------
                                                                       $3,460,000
                                                                       ==========

The assembled workforce and goodwill will be amortized over its estimated useful live of two and five years, respectively, using the straight-line method. The software acquired will be amortized under the straight-line method over its estimated useful live of three years, commencing when the software is substantially complete and ready for its intended use. No amortization expense for purchased software has been recognized in the pro forma condensed consolidated statement of operations.

3.   PRO FORMA ADJUSTMENTS

(a) To reflect the amortization of intangible assets and goodwill related to the acquisition using the straight-line method and estimated useful lives as set forth in Note 2.
(b) To adjust the weighted average shares outstanding for shares issued by Nhancement for the acquisition of Triad.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NHancement Technologies Inc.,
                                   a Delaware corporation


                                   By: /s/ Douglas S. Zorn
February 14, 2001                     ----------------------------------
                                      Douglas S. Zorn, President and
                                      Chief Executive Officer



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